Exhibit 31.3

Certification of Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, David Sobelman, certify that:

1. I have reviewed this annual report on Form 10-K/A of Generation Income Properties Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ David Sobelman
April 29, 2024	David Sobelman
CEO and Chief Executive Officer
(Principal Executive Officer)

A signed original of this document has been provided to Generation Income Properties Inc. and will be retained by Generation Income Properties Inc. and furnished to the Securities and Exchange Commission or its staff upon request.